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EXHIBIT 1.1

                                PETSEC ENERGY LTD

                                 ACN 000 602 700

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                                  CONSTITUTION

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           Adopted by special resolution of the Company on 25 May 2004

                            CORRS CHAMBERS WESTGARTH
                                     Lawyers
                        Level 32, Governor Phillip Tower
                                 1 Farrer Place
                                 SYDNEY NSW 2000
                                    AUSTRALIA
                               Tel: (02) 9210 6500
                               Fax: (02) 9210 6611
                                 DX: 133 Sydney

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                                PETSEC ENERGY LTD

                              INDEX TO CONSTITUTION

1 PRELIMINARY

2 SHARE CAPITAL AT CONTROL OF DIRECTORS

3 RIGHTS ATTACHING TO SHARES

4 VARIATION OF RIGHTS ATTACHING TO SHARES

5 COMMISSION AND BROKERAGE

6 REGISTERED HOLDER

7 SHARE CERTIFICATES

8 LIEN

9 SALE OF SHARES SUBJECT TO LIEN

10 CALLS ON SHARES

11 INSTRUMENT OF TRANSFER OF SHARES

12 RIGHT TO REFUSE REGISTRATION OF TRANSFER OF SHARES

13 RESTRICTED SECURITIES

14 CANCELLATION OF CERTIFICATES ON TRANSFER

15 CLOSURE OF TRANSFER BOOKS AND REGISTER

16 TITLE OF SHARES ON DEATH OF MEMBER

17 TRANSMISSION OF SHARES

18 CHESS

19 COMPLIANCE WITH SCH BUSINESS RULES

20 ALTERATION OF CAPITAL

21 REDUCTION OF SHARE CAPITAL

22 REGISTERED OFFICE

23 FORFEITURE

24 PAYMENTS BY THE COMPANY

25 GENERAL MEETINGS

26 NOTICE OF GENERAL MEETINGS

27 CANCELLATION AND POSTPONEMENT OF A GENERAL MEETING

28 QUORUM AT GENERAL MEETINGS

29 BUSINESS OF ANNUAL AND GENERAL MEETINGS

30 CHAIRMAN OF GENERAL MEETING

31 ADJOURNMENT

32 DISRUPTION AND TERMINATION OF MEETING

33 ENTITLEMENT TO VOTE AT GENERAL MEETINGS

34 DECISION ON QUESTIONS AT A GENERAL MEETING

35 TAKING A POLL

36 CASTING VOTE OF CHAIRMAN

37 VALIDITY OF VOTES

38 VOTES BY PROXY

39 INSTRUMENT APPOINTING A PROXY

40 NUMBER OF DIRECTORS

41 DIRECTORS' SHARE QUALIFICATION

42 CASUAL VACANCIES OF DIRECTORS

43 DIRECTORS' RETIREMENT BY ROTATION AND FILLING OF VACATED OFFICES

44 REMOVAL OF DIRECTORS

45 VACATION OF OFFICE OF DIRECTORS

46 ALTERNATE DIRECTORS

47 MANAGING DIRECTOR

48 REMUNERATION OF DIRECTORS

49 DIRECTORS' REMUNERATION ON RETIREMENT OR DEATH

50 REGULATION OF PROCEEDINGS OF DIRECTORS

51 QUORUM OF DIRECTORS

52 CONVENING AND NOTICE OF MEETINGS

53 MEETINGS OF DIRECTORS BY INSTANTANEOUS COMMUNICATION DEVICE

54 WRITTEN RESOLUTIONS OF DIRECTORS

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55 VOTING AT DIRECTORS' MEETING

56 ASSOCIATE DIRECTOR

57 POWERS OF MEETING OF DIRECTORS

58 CHAIRMAN OF DIRECTORS

59 VALIDATION OF ACTS OF DIRECTORS WHERE DEFECT IN APPOINTMENT

60 DIRECTORS' CONTRACTS WITH THE COMPANY

61 GENERAL POWERS OF DIRECTORS

62 BORROWING POWERS OF DIRECTORS

63 DELEGATION OF DIRECTORS' POWERS

64 DELEGATION OF POWERS TO COMMITTEES

65 VALIDATION OF IRREGULAR ACTS

66 SECRETARY

67 MINUTES

68 AFFIXATION OF COMMON SEAL

69 DIVIDENDS

70 ENTITLEMENT TO DIVIDENDS

71 INTERIM DIVIDEND

72 DISTRIBUTION IN KIND

73 PAYMENT OF DIVIDEND

74 MEMBERS' OPTION TO RECEIVE SHARES RATHER THAN DIVIDEND

75 RESERVES

76 CAPITALISATION OF PROFITS

77 INSPECTION OF RECORDS

78 NOTICES

79 OFFICERS' INDEMNITY AND INSURANCE

80 WINDING UP

81 ARBITRATION

82 ACCOUNTS AND AUDIT

83 OBLIGATION OF SECRECY

84 BRANCH REGISTERS

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CORPORATIONS LAW OF NEW SOUTH WALES

                                  CONSTITUTION
                                       OF
                                PETSEC ENERGY LTD
                                 ACN 000 602 700
                           A COMPANY LIMITED BY SHARES

1.    PRELIMINARY

1.1 The Replaceable Rules shall not apply to the Company except insofar as they are repeated in this Constitution.

1.2   In this Constitution, unless the contrary intention appears:

      "ALTERNATE DIRECTOR" means any person appointed in accordance with this Constitution to act as an alternate of a Director.

      "ASSOCIATE DIRECTOR" means any person appointed in accordance with this Constitution to act as such.

      "ASX" means Australian Stock Exchange Limited, and includes any body corporate succeeding to all (or most of) the powers, functions and duties of Australian Stock Exchange Limited.

      "AUDITOR" means any person appointed to perform the duties of an auditor of the Company.

      "BOARD" means the whole or any number of the Directors for the time being assembled at a meeting of Directors and being not less than a quorum; and references to "the Directors" shall be construed as references to the Board unless the context otherwise requires.

      "BUSINESS DAYS" means those days other than a Saturday, Sunday, New Year's Day, Australia Day, Good Friday, Easter Monday, Anzac Day, Christmas Day, Boxing Day and any other day which ASX shall declare and publish is not a business day.

      "CHAIRMAN" means the Chairman of the Board of Directors.

      "CHESS" means the Clearing House Electronic Sub-register System implemented by the ASX under the Listing Rules and includes any modification or substitution of that system and any other computerised or electronic share transfer systems introduced by or acceptable to the ASX.

      "COMPANY" means Petsec Energy Ltd ACN 000 602 700.

      "CONSTITUTION" means this document as amended from time to time.

      "CORPORATIONS ACT" means the Corporations Act 2001 (Cth) and includes regulations and other instruments made under it.

      "DIRECTOR" means any Director of the Company for the time being and includes an Alternate Director.

      "DIVIDEND" includes a bonus.

      "EXECUTIVE DIRECTOR" means a Director in employment with the Company or any subsidiary or related corporation and includes the Managing Director.

      "GENERAL MEETING" means a meeting of Members duly called and properly constituted in accordance with this Constitution.

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      "INSTANTANEOUS COMMUNICATION DEVICE" includes telephone, television or any other audio and visual device which permits instantaneous communication.

      "LISTING RULES" means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

      "MANAGING DIRECTOR" means any person appointed for the time being to perform the duties of Managing Director of the Company.

      "MEMBER" means any person entered in the Register as the holder or joint holder for the time being of a Share or Shares.

      "MEMBER PRESENT" means a Member present at any Meeting of the Company in person or by proxy or attorney or, in the case of a corporation, by a duly appointed representative.

      "MEETING" means a meeting of Members or Directors, as the case may be, duly called and properly constituted in accordance with this Constitution and the Corporations Law and any adjournment of any such meeting.

      "MONTH" means calendar month.

      "OFFICE" means the registered office for the time being of the Company.

      "OFFICIAL LIST" means the official list of the ASX.

      "OFFICIAL QUOTATION" in respect of securities in the Company means quotation on the Official List.

      "PROPER ASTC TRANSFER" has the same meaning as in the Corporations Regulations 2001 (Cth).

      "REGISTER" means the Register of Members to be kept pursuant to the Corporations Law and the Listing Rules.

      "REPLACEABLE RULES" has the meaning given to that term in the Corporations Law.

      "RESOLUTION" means a resolution other than a Special Resolution.

      "RESTRICTED SECURITIES" means those shares or other securities classified as restricted securities under the Listing Rules or otherwise deemed by ASX to be restricted securities.

      "SCH" means ASX Settlement and Transfer Corporation Pty Limited or any other entity approved as the Securities Clearing House under the Corporations Law.

      "SCH BUSINESS RULES" means the operating rules of ASX Settlement and Transfer Corporation Pty Limited.

      "SEAL" means a seal of the Company and includes a common or duplicate seal of the Company.

      "SECRETARY" means any person appointed to perform the duties of secretary of the Company or any person appointed to act temporarily as such.

      "SHARES" means issued shares in the capital of the Company.

      "SPECIAL RESOLUTION" means a special resolution within the meaning of section 9 of the Corporations Law.

      "TRANSFER AUDITOR" means a person appointed by the Board to certify the correctness of transfers of Shares and registered unsecured notes, the allotment of Shares and registered unsecured notes and the issue of certificates in respect of Shares to which Members or intending Members of the Company may

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      be entitled and the issue of certificates in respect of registered unsecured notes to which any person may be entitled.

1.3   In this Constitution, unless the contrary intention appears:

      (a) a reference to any Part or Division of the Corporations Law is deemed to include references to any corresponding section or any modification, amendment or re-enactment of the Corporations Law;

      (b) an expression used in a particular Part or Division of the Corporations Law that is given by that Part or Division a special meaning for the purposes of that Part or Division has, in any of this Constitution that deals with a matter dealt with by that Part or Division, unless the contrary intention appears, the same meaning as in that Part or Division;

      (c) words and expressions defined in the Listing Rules and the Corporations Law shall have the same meaning where used in this Constitution unless the context or subject matter otherwise requires;

      (d) a reference to control of the voting power in the Company is a reference to control that is direct or indirect, including control that is exercisable as a result or by means of arrangements or practices, whether or not having legal or equitable force and whether or not based on legal or equitable rights;

      (e) where in this document a period of time dating from a given day, act or event is specified or allowed for any purpose, the time is reckoned exclusive of that day or of the day on which the act or event occurred but inclusive of the day on which that period expires;

      (f) words importing the singular or plural include the plural and singular respectively;

      (g)   words importing any gender include every gender;

      (h)   words denoting persons include bodies and corporations;

      (i) where a word or phrase is given a particular meaning in this document, other parts of speech and grammatical forms of that word or phrase have a corresponding meaning;

      (j) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmission; and

      (k)   headings do not affect interpretation.

1.4 If the Company is admitted to the Official List, the following clauses apply:

      (a) notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done;

      (b) nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

      (c) if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

      (d) if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

      (e) if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision;

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      (f)   if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

2     SHARE CAPITAL AT CONTROL OF DIRECTORS

2.1 Subject to this Constitution, the Listing Rules, the Corporations Law and to any rights previously conferred on the holders of any existing Shares:

      (a)   the Shares are under the control of the Directors;

      (b) the Directors may allot, issue or grant options over Shares to such persons at such price, on such terms and conditions, and with such preferred, deferred or other rights and at such times as the Directors determine; but

      (c) the Company shall not issue any Share with a voting right more advantageous than that available to any Share already issued.

2.2 Subject to the Corporations Law, the power of the Directors to issue Shares includes the power to issue:

      (a) bonus shares (being Shares for which no consideration is payable to the Company);

      (b)   preference shares (including redeemable preference shares); and

      (c) partly paid shares (whether or not on the same terms for the amount of calls to be paid or the time for paying calls).

2.3 Subject to the Corporations Law, the Directors may convert all or any Shares into a larger or smaller number of Shares.

2.4 For so long as the Company remains on the Official List, a Director or any person who for the purposes of Part 1.2 Division 2 of the Corporations Law would be regarded as an associate of such Director shall not participate in any issue of Shares or options to acquire Shares other than an issue to Directors permitted under the Listing Rules.

2.5 The Board shall not, without the prior approval of the Company in General Meeting, allot any Share to any person in any case where such allotment would have the effect of such person becoming registered as the holder of a majority of the Shares, except where such allotment is pursuant to an offer of Shares to substantially all the holders of Shares generally in proportion to their shareholdings.

3     RIGHTS ATTACHING TO SHARES

      Subject to the terms of issue of any Shares, all Shares attract the following rights, privileges and conditions:

      (a) the right to receive notice of and to attend and vote at all General Meetings of the Company;

      (b)   the right to receive dividends; and

      (c) the right in a winding up or reduction of capital of the Company to repayment of the capital paid up.

4     VARIATION OF RIGHTS ATTACHING TO SHARES

4.1 If at any time the Company has on issue different classes of Shares, the rights and privileges attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the sanction of a Special Resolution passed at a separate Meeting of the holders of the Shares of that class.

4.2 The provisions of the Corporations Law and this Constitution relating to Special Resolutions and General Meetings apply to every Meeting referred to in clause 4.1, with such changes as are necessary, except that

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      the quorum is Members present holding or representing 75% of the nominal amount of the Shares of the class and that any Member present holding Shares of the class may demand a poll.

4.3 If a quorum is not present at any Meeting referred to in clause 4.1 or if the Special Resolution is not passed by the necessary majority, all or any of the rights and privileges attaching to the relevant class of Shares may be varied with the consent in writing of the holders of at least 75% of the issued Shares of that class within 2 calendar months from the date of the Meeting.

5     COMMISSION AND BROKERAGE

5.1 The Company may exercise the power to make payments by way of brokerage or commission conferred by the Corporations Law in the manner provided by the Corporations Law.

5.2 Payments by way of brokerage or commission may be satisfied by the payment of cash, by the allotment of fully or partly paid Shares, by the allotment of options, or partly by the payment of cash, partly by the allotment of fully or partly paid Shares and partly by the allotment of options.

6     REGISTERED HOLDER

6.1   Subject to the Corporations Law and this Constitution:

      (a) the Company is entitled to treat the registered holder of any Share as the absolute owner;

      (b) no person will be recognised by the Company as holding any Share upon trust; and

      (c) the Company will not be bound by, nor be compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or any other rights in respect of a Share except an absolute right to the entirety of the Share in the registered holder.

6.2 If more than 3 persons are entered in the Register as holders of any securities of the Company (or a request is made to register more than 3 persons) only the first 3 persons so registered will be regarded as the holders of those securities, and all other names will be disregarded by the Company for all purposes.

7     SHARE CERTIFICATES

7.1 While the Company participates in CHESS in respect of Shares, clauses 7.3 to 7.6 (both inclusive) will not apply to Shares the subject of CHESS.

7.2 Notwithstanding this clause 7, the Company is not required to issue a certificate for the Shares held by a Member and may cancel a certificate without issuing a certificate in lieu if this is permitted by law and is at the request of the person otherwise entitled to the certificate.

7.3 Where Shares are not subject to CHESS, a certificate of title to Shares shall be issued under the Seal in accordance with the provisions of this Constitution and the Listing Rules.

7.4 Subject to this Constitution and the Listing Rules, every Member is entitled free of charge to one certificate for the Shares registered in their name or to several certificates each for a reasonable number of such Shares. If a Share is held jointly the Company is not bound to issue more certificates than if the Share were held by one person.

7.5 Every Share certificate must specify the number and class of the Shares in respect of which it is issued and the extent to which the Shares are paid up or agreed to be considered paid up and shall show the following:

      (a) in the case of newly issued Shares, their Dividend ranking unless they rank equally with existing Shares;

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      (b)   in the case of Restricted Securities the words "Restricted
            Securities" until such time as the particular securities have been granted Official Quotation;

      (c) in the case of Shares to which application for Official Quotation has not been granted the words "Not Quoted on Australian Stock Exchange Limited";

      (d) in the case of preference shares, the rate of Dividend and whether cumulative or non-cumulative; if redeemable the conditions of redemption; if participating, the conditions of participation; and

      (e)   the Register on which the Shares are registered.

7.6 If any certificate or other document of title to Shares is worn out or defaced, the Directors may, upon its production, order the same to be cancelled and may issue a new certificate in lieu thereof subject to the Corporations Law and the Listing Rules.

8     LIEN

8.1 The Company has a first and paramount lien over particular securities, or over Dividends it pays on them, in any of the following cases:

      (a)   an unpaid call or instalment is due but unpaid on those securities;

      (b) if the securities were acquired under an employee incentive scheme, an amount is owed to the entity for acquiring them; and

      (c) an amount that the entity is required by law to pay (and has paid) in respect of the securities of a holder or deceased former holder,

      and in each case, the lien extends to reasonable interest and expenses incurred because the amount is not paid.

8.2 The Company may do all such things as may be necessary or appropriate for it to do under the SCH Business Rules to protect any lien, charge or other right to which it may be entitled under the law or this Constitution.

8.3 Nothing in this clause 8 prejudices or affects any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every Member, his or her executors, administrators and estate, any such right or remedy shall be enforceable by the Company.

9     SALE OF SHARES SUBJECT TO LIEN

9.1 The Company may sell in such manner as the Directors think fit any Shares on which the Company has a lien, subject to clause 9.2.

9.2   Shares on which the Company has a lien cannot be sold unless:

      (a)   a sum in respect of which the lien exists is presently payable; and

      (b) the Company has, at least 14 days before the date of the sale, given to the registered holder for the time being of the Share (or the person entitled to the Share by reason of death or bankruptcy of the registered holder) notice in writing stating and demanding payment of, that part of the amount in respect of which the lien exists as is presently payable.

9.3 Upon any sale of Shares under this clause 9, the Directors may authorise a person to transfer the Shares to the purchaser and the purchaser shall be registered as the holder of the Shares comprised in the transfer. The purchaser is not bound to see to the application of the purchase money nor is his or her title to the Shares affected by any irregularity or invalidity in the proceedings relating to the sale.

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9.4   The Company shall apply the proceeds of any sale of Share under this clause 9 in payment of that part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

10    CALLS ON SHARES

10.1 The Directors may, subject to the terms upon which any Shares may have been issued from time to time, make such calls as the Directors think fit upon the Members in respect of moneys unpaid on their respective Shares.

10.2  Calls may be made payable by instalments.

10.3 Not less than 30 Business Days' (or such lesser period as permitted by the Listing Rules) notice of a call, specifying the amount of the call, the time and place for payment and all other matters required to be specified in the notice by the Listing Rules, shall be given to Members liable to pay the call.

10.4  A call may be revoked, postponed or extended by the Directors.

10.5 A call is deemed to have been made at the time when the Resolution of the Directors authorising the call was passed.

10.6 The non-receipt of a notice of a call by or the accidental omission to give notice of a call to any of the Members does not invalidate the call.

10.7 Any amount that, by the terms of issue of a Share or otherwise, is payable at any fixed time or by instalments at fixed times, is payable as if it were a call duly made by the Directors and of which due notice had been given. If the amount is not paid when due, the provisions of this Constitution as to payment of interest, expenses, forfeiture or otherwise apply as if the amount had become payable by virtue of a call duly made and notified.

10.8 The joint holders of Shares are severally as well as jointly liable for the payment of all amounts of instalments and calls in respect of such Shares.

10.9 When issuing partly paid Shares, the Directors may differentiate between the Members as to the amount of calls to be paid and the times of payment.

10.10 If a sum called is not paid on or before the date for payment the person from whom the sum is due shall pay interest on the sum (or on so much as remains unpaid from time to time) at such rate as the Directors may determine, not exceeding 20% per annum, calculated from the date appointed for payment of the call until the time of actual payment. The Directors may waive such interest in whole or in part.

10.11 In the event of non-payment of any call the Company may proceed to recover the unpaid amount with interest and expenses (if any) by action, suit or otherwise against the relevant Member but any such action is without prejudice to the right to forfeit the relevant Share and either or both of such rights may be exercised by the Directors in their discretion.

10.12 In any proceedings under CLAUSE 10.11:

      (a) proof of the following by the Company will be conclusive evidence of the debt:

            (i) that the name of the Member sued is entered in the Register as a holder of the relevant Shares;

            (ii) that the resolution making the call is duly recorded in the minute book;

            (iii) that notice of the call was duly given to the registered holder of the Shares in accordance with clause 10.3, or (in the case of calls or instalments payable at fixed times by the terms of issue of the Share), those terms; and

            (iv)  that the sum or call has not been paid;

      (b)   the Company need not prove:

            (i) the appointment of the Directors who made the allotment or call;

            (ii)  the passing of the resolution making the call; or

            (iii) any other matters.

10.13 The Directors may, if they think fit, accept from any Member all or any part of the amount unpaid on a Share although no part of that amount has been called up.

10.14 The Directors may authorise payment by the Company of interest upon the whole or any part of moneys paid in advance of a call until the amount becomes payable, at such rate as the Member paying such sum and the Directors agree upon.

10.15 Any amount paid in advance of calls is to be treated as an unsecured loan until a call is due and until that time not included or taken into account in ascertaining the amount of Dividend payable upon the relevant Shares.

10.16 The Directors may at any time repay any amount paid in advance of a call upon giving to the Member one month's notice in writing.

10.17 The Directors may at any time enter into on behalf of the Company contracts with any or all of the Members holding partly paid Shares to extinguish the liability of those Members to pay to the Company any amount unpaid on the Shares held by them, provided that such extinguishment of liability is done in accordance with the Corporations Law and the Listing Rules.

11    INSTRUMENT OF TRANSFER OF SHARES

11.1 If the Company participates in a computerised or electronic share transfer system conducted in accordance with the rules of the ASX, the transfer of Shares must be in accordance with those rules, including (where applicable) the SCH Business Rules.

Subject to CLAUSE 11.1:

      (a) the instrument of transfer of any Shares shall be in writing in the form approved by the ASX or in such other form as the Directors may approve or in particular cases accept;

      (b) the instrument of transfer of any Shares shall be executed by or on behalf of both transferor and the transferee, unless the instrument of transfer complies with any applicable law providing for deemed signature, or unless in the case of a fully paid Share, signature by the transferee has been dispensed with by the Directors. The instrument of transfer is deemed to have been signed by the transferor if it has been validated by the stamp of the transferor's broker in accordance with the Corporations Law. The instrument of transfer is deemed to have been signed by the transferee if it has been validated by the stamp of the transferee's broker in accordance with the Corporations Law; and

      (c) every instrument of transfer and, except in the case of an uncertificated holding, the certificate for the Shares to be transferred and such other evidence (if any) as the Directors may require to prove title of the transferor or his right to transfer the Shares, shall be left for registration at the Office or such other place as the Directors may determine from time to time or, in the case of Shares on a Branch Register, at the Office or branch office or such other place as the Directors may determine from time to time. The Directors may waive the production of any Share certificate upon evidence satisfactory to the Directors of its loss or destruction.

11.3 A transferor of Shares remains the holder of Shares transferred until the name of the transferee is entered in the Register in respect of those Shares.

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12    RIGHT TO REFUSE REGISTRATION OF TRANSFER OF SHARES

12.1 The Directors must not in any way prevent, delay or interfere with the generation of a Proper SCH transfer or the registration of a paper-based transfer in registrable form.

12.2 Notwithstanding CLAUSE 12.1, the Company may ask SCH to apply a holding lock to prevent a proper SCH transfer, or refuse to register a paper-based transfer, in any of the following circumstances:

      (a)   the Company has a lien on the securities;

      (b) the Company is served with a court order that restricts the Member's capacity to transfer the securities;

      (c) registration of the transfer may breach an Australian law, and the ASX has agreed in writing to the application of a holding lock or that the Company may refuse to register a transfer but provided that the application of the holding lock does not breach an SCH Business Rule;

      (d)   during the escrow period of Restricted Securities;

      (e) if the transfer is paper-based, the Company is allowed to refuse to register it under this Constitution or the Listing Rules;

      (f) if the transfer is paper-based, a law related to stamp duty prohibits the entity from registering it; and

      (g) if the transfer books or the Register are closed in accordance with CLAUSE 15.

12.3 If the Company refuses to register a paper-based transfer under clause 12.2, it must tell the lodging party in writing of the refusal and the reason for it. The Company must do so within 5 Business Days after the date on which the transfer was lodged.

12.4 If the Company asks SCH to apply a holding lock under this clause 12, the Company must inform the Member of the securities in writing of the existence of the holding lock and the reason why the Company has requested that the holding lock be applied. The Company must do so within 5 Business Days after the date on which it asked for the holding lock.

12.5 All instruments of transfer which are registered shall be retained by the Company but any instrument of transfer which the Directors may decline to register shall, except in the case of fraud, or alleged fraud, upon demand in writing be returned to the party presenting it.

12.6 No fee shall be charged for the registration of a transfer but the Directors may charge a fee where the issue of certificates is to replace those lost or destroyed.

13    RESTRICTED SECURITIES

13.1 A Member cannot dispose of any Shares held by that Member if those Shares are Restricted Securities, except as permitted by the Listing Rules or the ASX.

13.2 The Company shall refuse to acknowledge, deal with, accept or register any sale, assignment or transfer of any Share that is a Restricted Security, except as permitted by the Listing Rules or ASX.

13.3 The Company may do all such things as may be necessary or appropriate for it to do under the Listing Rules or the SCH Business Rules to give effect to any restriction agreement entered into by the Company under the Listing Rules in relation to Restricted Securities.

13.4 In the event of a breach of the Listing Rules relating to Restricted Securities or of any restriction agreement entered into by the Company under the Listing Rules in relation to Restricted Securities, the Member holding the Shares in question shall cease to be entitled to any Dividends and to any voting rights in respect of those Shares for so long as the breach subsists.

14    CANCELLATION OF CERTIFICATES ON TRANSFER

      With every application to the Company to register a transfer of Shares or to register any person as a Member in the case of transmission of the Shares, the issued certificate (if any) relating to those Shares must be delivered to the Company for cancellation. Upon registration a new certificate in similar form specifying the Shares transferred or transmitted shall be delivered to the transferee or transmittee. If registration of any transfer is required in respect of some only of the Shares specified in the certificate delivered to the Company, a new certificate specifying the Shares remaining untransferred shall be delivered to the transferor.

15    CLOSURE OF TRANSFER BOOKS AND REGISTER

      The Directors may determine when the transfer looks and the Register may be closed provided that they may only be closed during such times as the provisions of the Corporations Law, the Listing Rules and the SCH Business Rules permit.

16    TITLE OF SHARES ON DEATH OF MEMBER

      When a Member dies, the survivor or survivors, where the deceased was a joint holder of Shares, and the legal personal representative of the deceased where the deceased was a sole holder of Shares, shall be the only persons recognised by the Company as having any title to the Shares registered in the deceased's name. Nothing in this CLAUSE 16 releases the estate of a deceased joint holder of Shares from any liability in respect of any Share which has been jointly held with any other person.

17    TRANSMISSION OF SHARES

17.1 Any person who becomes entitled to a Share on the death or bankruptcy of a Member or to a Share of a Member of unsound mind may, upon producing such evidence as the Directors may require that he or she sustains the character in respect of which he or she proposes to act, or of his title, and in accordance with clause 17.2, elect either to be registered as the holder of the Share or to have some person nominated as the transferee.

17.2 If the person entitled to a Share pursuant to CLAUSE 17.1 elects to be registered as the holder of the Share, the person may give written notice to the Company stating his or her election to hold the Share. If the person entitled to the Share elects to have another person registered, the person entitled to the Share shall execute a transfer of the Share to that other person. Subject to the Corporations Law, all the provisions of this Constitution relating to the right to transfer and the registration of transfers of Shares apply to any such notice or transfer as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by that Member.

17.3 A person entitled to be registered as a Member in respect of a Share by transmission is, upon the production of such evidence as may be required by the Directors, entitled to the same Dividends and other advantages, and to the same rights (whether in relation to Meetings, or to voting, or otherwise), as the registered holder would have been. Where 2 or more persons are jointly entitled to any Share in consequence of the death of the registered holder they are, for the purposes of this Constitution, deemed to be joint holders of the Share.

17.4 The provisions of this CLAUSE 17 are subject to any provisions of the SCH Business Rules which deal with notification of transmission on death or by operation of law.

18    CHESS

18.1 At any time when the Directors consider it to be expedient, the Company may participate in CHESS in respect of all Shares of the Company which have been granted Official Quotation or in respect of a class or classes of Shares which may have been granted Official Quotation and may at any time withdraw from such participation.

18.2 Where the Company elects to participate in CHESS in respect of all Shares of the Company, the Company is not required to issue certificates for its shares, and may cancel certificates without issuing new certificates where the non-issue of certificates is permitted by law and the Listing Rules.

18.3 Where a Member elects to have all or part of his holding of Shares in the Company uncertificated under CHESS then, notwithstanding any other provisions of this Constitution, the Company is not required to issue a certificate for the Shares in respect of which the Member has so elected, and may cancel a certificate without issuing a new certificate where the non-issue of a certificate is permitted by law and the Listing Rules.

18.4 In respect of any transfer of such Shares, the Company may dispense with signature of a transferor where such a transfer is deemed to have been signed by the transferor by the validation of the stamp of the transferor's broker in accordance with the Corporations Law, the Listing Rules and the SCH Business Rules.

18.5 An instrument of transfer is deemed to have been signed by a transferee where it has been validated by the stamp of the transferee's broker in accordance with the Corporations Law, the Listing Rules and the SCH Business Rules.

19    COMPLIANCE WITH SCH BUSINESS RULES

      The Company shall, notwithstanding anything to the contrary in this Constitution, comply with the SCH Business Rules in relation to all transfers of Shares covered by the SCH Business Rules.

20    ALTERATION OF CAPITAL

      The Company may alter its share capital in any manner permitted by the Corporations Law and the Listing Rules.

21    REDUCTION OF SHARE CAPITAL

      The Company may reduce its share capital in any manner permitted by the Corporations Law and the Listing Rules.

22    REGISTERED OFFICE

      The Office of the Company shall be at such place in Australia as the Board may from time to time determine.

23    FORFEITURE

23.1 If any Member fails to pay any call or instalment or any money payable under the terms of allotment of a Share on or before the due date, the Directors may, during such time as the call or instalment remains unpaid, serve a notice on that Member requiring him or her to pay the amount due, together with any interest accrued, and all expenses incurred by the Company by reason of the non-payment.

23.2  The notice referred to in CLAUSE 23.1 must:

      (a) specify a day (not being less than 7 days from the date of the notice) and a place or places, on and at which the call or instalment, interest and expenses, are to be paid; and

      (b) state that in the event of non-payment at or before the time and the place appointed, the Shares in respect of which the call was made or the instalment is payable, will be liable to be forfeited, including all Dividends declared in respect of the Share and not actually paid prior to the forfeiture.

23.3 If the requirements of a notice referred to in clause 23.1 are not complied with, the relevant Shares may at any time thereafter, but before payment of all calls or instalments, interest and expenses due in respect of those Shares, be forfeited by a Resolution of the Directors to that effect. Such forfeiture will include all Dividends declared in respect of the forfeited Shares, and not actually paid prior to the forfeiture.

23.4 When a Share is so forfeited under clause 23.3, notice of the Resolution will be given to the relevant Member and an entry of the forfeiture and the date of the forfeiture will be made in the Register as soon as practicable.

23.5 Any Shares forfeited will be deemed to be the property of the Company, and the Directors may hold, sell, re-allot or otherwise dispose of those Shares in such manner as they may think fit.

23.6  If any forfeited Shares are sold:

      (a) any residue after the satisfaction of the monies due and unpaid in respect of the Shares and accrued interest and expenses, will be paid to the person forfeiting or his or her representatives or as the person forfeiting or his or her representatives may direct;

      (b) the Company may receive the consideration and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of;

      (c)   that person is then to be registered as the holder of the Share;

      (d) the new holder of the Share will not be bound to see to the application of the purchase money; and

      (e) the title of the new holder of the Share will not be effected by any irregularity or invalidity in connection with the forfeiture, sale, or disposal of the Share.

23.7 The Directors may, at any time before any forfeited Share has been sold, re-allotted, or otherwise disposed of, annul the forfeiture upon such conditions as they may think fit.

23.8 Any Member or the representative of a deceased Member whose Shares have been forfeited will, notwithstanding, be liable to pay, and will immediately pay, to the Company all calls, instalments, interest and expenses owing on or in respect of those Shares at the time of the forfeiture, together with interest on such amount, from the time of forfeiture until payment, at the rate, not exceeding 20% per annum, determined by the Directors, and the Directors may enforce the payment of all or part of such monies if they think fit, but will not be obliged to do so.

23.9 The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal amount of the Share, or by way of premium, as if the sum had been payable by virtue of a call duly made and notified.

23A   SALE OF NON-MARKETABLE PARCELS

23A.1 In this CLAUSE 23A:

      "APPLICABLE LAW" means the Corporations Act, the Listing Rules and the SCH Business Rules.

      "DIVESTMENT NOTICE" means a notice given under CLAUSE 23A.6 to a Small Holder or a New Small Holder.

      "NEW SMALL HOLDER" means a Member who is the holder or joint holder of a New Small Holding.

      "NEW SMALL HOLDING" means a holding of Shares created after the date on which this CLAUSE 23A came into effect by the transfer of a parcel of Shares that was less than a marketable parcel within the meaning of the Listing Rules at the time the transfer document was initiated or, in the case of a paper based transfer document, at the time it was lodged.

      "RELEVANT PERIOD" means the period specified in a Divestment Notice under CLAUSES 23A.6 and 23A.7.

      "RELEVANT SHARES" means the Shares specified in a Divestment Notice.

      "SMALL HOLDER" means a Member who is the holder or a joint holder of a Small Holding.

      "SMALL HOLDING" means a holding of Shares which at the relevant date is less than a marketable parcel of Shares within the meaning of the Listing Rules.

      "TAKEOVER" means:

      (a)   a takeover bid; or

      (b)   a similar bid under a foreign regime.

      The expressions "HOLDING ADJUSTMENT", "CHESS HOLDING", "ISSUER SPONSORED HOLDING" and "CERTIFICATED HOLDING" have the same meanings as in the SCH Business Rules.

23A.2 Subject to the Applicable Law, the Company may sell the Shares of a Small
      Holder in the manner set out in this CLAUSE 23A.

23A.3 Subject to CLAUSE 23A.4, the Company may only exercise its power under CLAUSE 23A.2, in respect of one or more Members, once in any 12 month period.

23A.4 The power of the Company under CLAUSE 23A.2 lapses following the announcement of a Takeover. However, the procedure may be started again after the close of offers made under the Takeover.

23A.5 Subject to the Applicable Law, the Company may sell the Shares of a New
      Small Holder in the manner set out in this CLAUSE 23A.

23A.6 The Company must not sell the Shares of a Small Holder or a New Small
      Holder unless it has given to the Member notice in writing stating:

      that the Member is a Small Holder or a New Small Holder, the number of Shares making up the Small Holding or New Small Holding and the date on which the market value (determined in accordance with the business rules of the ASX) of those Shares was determined;

      that the Company intends to sell the Relevant Shares in accordance with this clause after the end of the Relevant Period specified in the Divestment Notice; and

      if the Member is a Small Holder, that the Member may at any time before the end of the Relevant Period notify the Company in writing that the Member desires to retain the Relevant Shares and that if the Member does so the Company will not be entitled to sell those Shares under this clause.

      If the SCH Business Rules apply to the Relevant Shares, the Divestment Notice must comply with the SCH Business Rules.

23A.7 For a Divestment Notice given to a Small Holder, the Relevant Period must be at least six weeks from the date the Divestment Notice is given. For a Divestment Notice given to a New Small Holder, the Relevant Period must be at least seven days from the date the Divestment Notice is given.

23A.8 To effect the sale and transfer by the Company of Relevant Shares of a Member, the Member:

      (a) appoints the Company as the Member's agent, to sell, within a reasonable period after the end of the Relevant Period, all of the Relevant Shares through a member of the ASX in the ordinary course of trading on the stock market conducted by ASX and acting in good faith and to receive the sale consideration on behalf of the Member; and

      (b) appoints the Company and each of its Directors from time to time jointly and severally as the Member's attorney in the name and on behalf of the Member to effect all transfers and execute all deeds or other documents or instruments necessary to effect the sale or transfer of the Relevant Shares, including initiating a Holding Adjustment to move the Relevant Shares from a CHESS Holding to an Issuer Sponsored Holding or a Certificated Holding the transferee.

23A.9 The transferee of Shares sold under this clause is not responsible for the regularity of proceedings or to the application of the purchase money in respect of the sale. After the transferee's name has been entered in the Register in respect of such Shares, the validity of the sale or other disposal may not be impeached by any person and the remedy of any person aggrieved by the sale or other disposal will be in damages only and against the Company exclusively. The title of the transferee to such Shares will not be affected by any irregularity in connection with the sale or disposal of the Shares to the transferee. A certificate in writing from the Company signed by a Director or Secretary that a Share was sold in accordance with this CLAUSE 23A is sufficient evidence of that fact as against all persons claiming to be entitled to the Share.

23A.10 If all the Shares of two or more Members to whom this clause applies are sold to one purchaser the transfer may be effected by one instrument of transfer.

23A.11 Subject to CLAUSE 23A.12, where:

      Relevant Shares of a Member are sold by the Company on behalf of the Member under this CLAUSE 23A;

            and

      the certificate for the Relevant Shares (unless the Company is satisfied that the certificate has been lost or destroyed or the Relevant Shares are uncertificated) has been received by the Company, the Company must, within 60 days of the completion of the sale, send the proceeds of sale to the Member entitled to those proceeds by sending a cheque payable to the Member through the post to the address of the Member shown in the Register, or in the case of joint holders, to the address shown in the Register as the address of the Member whose name first appears in the Register. Payment of any money under this clause is at the risk of the Member to whom it is sent.

23A.12 In the case of a sale of the Relevant Shares of a New Small Holder in accordance with this clause, the Company is entitled to deduct and retain from the proceeds of sale, the costs of the sale as determined by the Company. In any other case, the Company or a purchaser must bear the costs of sale of the Relevant Shares. The costs of sale include all stamp duty, brokerage and government taxes and charges (except for tax on income or capital gains of the Member) payable by the Company in connection with the sale and transfer of the Relevant Shares.

23A.13 Unless the Directors determine otherwise, where a Divestment Notice is given to a New Small Holder in accordance with this CLAUSE 23A, then despite any other provision in this Constitution, the rights to receive payment of dividends and to vote attached to the Relevant Shares of that Member are suspended until the Relevant Shares are transferred to a new holder or that Member ceases to be a New Small Holder. Any dividends that would, but for this CLAUSE 23A.13, have been paid to that Member must be held by the Company and paid to that Member within 60 days after the earlier of the date the Relevant Shares of that Member are transferred and the date that the Relevant Shares of that Member cease to be subject to a Divestment Notice.

23A.14 Where the proceeds of sale or net proceeds of sale are unclaimed the Company must deal with them in accordance with the applicable laws dealing with unclaimed moneys.

24    PAYMENTS BY THE COMPANY

24.1 Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future possible liability upon the Company to make any payments or empowers any government or taxing authority or governmental official to require the Company to make any payment in respect of any Shares held either jointly or solely by any Member or in respect of any Dividends or other moneys due or payable or which may become due or payable to such Member by the Company on or in respect of any Shares and whether in consequence of:

      (a)   the death of such Member;

      (b) the liability for or the non-payment of any income tax or other tax by such Member;

      (c) the liability for, or the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such Member or by or out of their estate; or

      (d)   any other act or thing,

      the Company in every case:

            (i) shall be fully indemnified by such Member or their executor or administrator from all liability;

            (ii) shall have a charge and a lien upon the Shares registered in any of the Company's Registers as held either jointly or solely by such Member for all moneys paid by the Company in respect of such Shares;

            (iii) shall have a charge and a lien upon all Dividends, bonuses and other moneys payable in respect of the Shares registered in any of the Company's Registers as held either jointly or solely by such Member for all moneys paid or payable by the Company in respect of their Shares together with interest at the rate, not exceeding 20% per annum, determined by the Directors, from the date of payment to date of repayment and may deduct or set off against any such Dividends, bonuses or other moneys payable as aforesaid, any moneys paid or payable by the Company, together with interest;

            (iv) may recover as a debt due from such Member or their executor or administrator, wherever constituted, any moneys paid by the Company in consequence of any such law and interest payable at the rate and for the period aforesaid in excess of any dividends, bonuses or moneys as aforesaid then due or payable by the Company to such member; and

            (v) may refuse to register a transfer of any Shares by any such member or their executor or administrator until such money and interest owing is set off or deducted, or, in case the debt exceeds the amount of any such dividends, bonuses or other moneys payable then due or payable by the Company to such member until such excess is paid to the Company.

24.2 Nothing in this clause shall prejudice or affect any right or remedy which any law or this Constitution may confer or purport to confer on the Company, and as between the Company and every such Member, their executor, administrator and estate wherever constituted or situate, any right or remedy which any Corporation Law or this Constitution may confer or purport to confer on the Company shall be enforceable by the Company.

25    GENERAL MEETINGS

25.1 An Annual General Meeting of the Company must (unless otherwise permitted by the Corporations Law) be held:

      (a)   at least once in every calendar year, and

      (b)   within the period of 5 months after the end of its financial year.

25.2 General Meetings of the Company other than Annual General Meetings are in this Constitution called General Meetings.

25.3  The Directors may whenever they think fit convene a General Meeting.

25.4 Except as provided in ss 249D, 249E and 249F of the Corporations Law, no Member or Members may convene a General Meeting.

25.5 The Company may hold a General Meeting at 2 or more venues using any technology that gives the Members as a whole a reasonable opportunity to participate.

26    NOTICE OF GENERAL MEETINGS

26.1 Subject to the provisions of the Corporations Law as to the notice required for Special Resolutions, not less than 28 days' notice (exclusive of the day on which the notice is given or deemed to be given but inclusive of the day for which the meeting is convened) of any General Meeting shall be given in writing to all the Members entitled to receive notices of Meetings in the manner provided in this Constitution unless otherwise permitted by the Corporations Law.

26.2 Every notice of a General Meeting must comply with s 249L of the Corporations Law.

26.3 The accidental omission to give notice of any General Meeting to or the non-receipt of any such notice by any of the Members or the Auditors or the Secretary or the ASX or the accidental omission to advertise (if necessary) such meeting shall not invalidate the proceedings at or any Resolution passed at any such Meeting.

27    CANCELLATION AND POSTPONEMENT OF A GENERAL MEETING

27.1 Subject to this CLAUSE 27, the Directors may, by advertisement published in a newspaper circulating in each capital city of every Australian State or Territory, on or before the day of a proposed General Meeting, cancel a proposed General Meeting convened by them.

27.2 Where a proposed General Meeting was requisitioned by Members pursuant to the Corporations Law, that Meeting may only be cancelled by the Directors if a written notice of withdrawal of the requisition signed by the requisitioning Members has been deposited at the Office.

27.3 The Directors shall, in addition to publication of advertisements in accordance with clause 27.1 endeavour to notify each Member of cancellation of a proposed General Meeting by posting a notice to the address of each Member as stated in the Register. Failure to post such notice to any Member or the non-receipt of such notice by any Member does not affect the validity of the cancellation of the proposed General Meeting.

27.4 The Directors may, by advertisement published in a newspaper circulating in each capital city of every Australian State or Territory, on or before the day of a proposed General Meeting, postpone the proposed General Meeting for a period not exceeding 28 days or vary the venue of the proposed General Meeting, but no business may be transacted at any postponed Meeting other than the business stated in the notice to Members of the postponed General Meeting.

27.5 The Directors shall, in addition to publication of advertisements in accordance with clause 27.4, endeavour to notify each Member of postponement or variation of venue of a proposed General Meeting by posting a notice to the address of each Member as stated in the Register. Such notice shall include details of the day, time and place on and at which the postponed General Meeting will be held or in the case of variation of venue, details of the new venue. Failure to post such notice to any Member or the non-receipt of such notice by any Member does not affect the validity of the postponement or variation of venue of the proposed General Meeting.

27.6  A proposed General Meeting may not be postponed on more than 2 occasions.

28    QUORUM AT GENERAL MEETINGS

28.1  The following provisions apply regarding the quorum at General Meetings:

      (a) Three Members personally present and entitled to vote shall be a quorum for a General Meeting for the choice of a Chairman, the declaration of a dividend, and the adjournment of the Meeting. For all other purposes the quorum for a General Meeting shall be Members personally present and entitled to vote, not being less than three in number and holding or representing not less than one-tenth of the issued capital of the Company.

      (b) No business shall be transacted at any General Meeting unless a quorum is present at the commencement of the General Meeting.

28.2 If within 30 minutes after the time appointed for the holding of a General Meeting a quorum is not present, the General Meeting, if convened upon the requisition of Members or for the purpose of winding up the Company voluntarily, is dissolved but in any other case it stands adjourned to the same day in the next week (if that day is not a Business Day, then the first Business Day after that day) at the same time and place or to such other day, time and place as the Directors may appoint by notice to the Members. If at such adjourned General Meeting a quorum is not present within 15 minutes from the time appointed for the meeting the Members present (being not less than 2) are a quorum.

29    BUSINESS OF ANNUAL AND GENERAL MEETINGS

29.1  The business of an Annual General Meeting is:

      (a) to receive and consider the financial report, directors' report and the auditor's report prepared in accordance with the Corporations Law;

      (b)   to elect Directors; and

      (c) to transact any other business which under the Corporations Law or this Constitution ought to be transacted at an Annual General Meeting.

29.2 All business that is transacted at an Annual General Meeting other than the ordinary business of an Annual General Meeting as provided in clause 29.1, and all business transacted at any other General Meeting, shall be deemed "Special Business".

29.3 Members may give notice to the Company that they propose to move a resolution at a General Meeting in accordance with the procedures set out in s 249N of the Corporations Law.

30    CHAIRMAN OF GENERAL MEETING

30.1 The Chairman or in his or her absence the deputy Chairman (if any) shall be entitled to take the chair at every General Meeting. If there is no Chairman or deputy Chairman, or if at any General Meeting, he or she is not present within 15 minutes after the time appointed for holding that meeting, or is unwilling to act, the Directors present may choose one of their number as a Chairman but if they do not, the Members present may choose one of the Directors to be Chairman, and if no Director present is willing to take the chair, the Members shall choose one of their number to be Chairman.

30.2 The Chairman of any General Meeting must allow a reasonable opportunity for the Members as a whole at the relevant meeting to ask questions about or make comments on the management of the Company. The Chairman must also allow a reasonable opportunity for the Members as a whole at the meeting to ask the auditor (or the auditor's representative) (if present) questions relevant to the conduct of the audit and the preparation and content of the auditor's report.

31    ADJOURNMENT

      The Chairman of the Meeting may, with the consent of the Meeting, adjourn the Meeting from time to time and from place to place. No business may be transacted at any adjourned Meeting other than the business left unfinished at the Meeting from which the adjournment took place. If any Meeting is adjourned for more than 30 days, then notice of such adjournment shall be given to all the Members entitled to receive notices of General Meetings but otherwise it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned Meeting. If notice of adjournment is required under this CLAUSE 31, the notice shall be of the same duration and it shall be given in the same manner as notice of the original Meeting was required to be given.

32    DISRUPTION AND TERMINATION OF MEETING

32.1 If any General Meeting becomes so unruly or disorderly, whether or not accompanied by any violence or threats of violence, that in the opinion of the Chairman the business of the Meeting cannot be conducted in a proper and orderly manner, the Chairman may in his or her sole and absolute discretion and without giving any reason either adjourn or terminate the Meeting. If any General Meeting is, in the opinion of the Chairman, unduly protracted, the Chairman may in his or her sole and absolute discretion and without giving any reason adjourn the Meeting.

32.2 If any General Meeting is terminated by the Chairman pursuant to clause 32.1, the Chairman must put any items of business uncompleted at the Meeting of which notice was given in the notice convening the Meeting and which required a vote thereon, to the vote by poll either without discussion then and there or at such other time and in such manner as the Chairman directs. The results of any such poll on each such item of business as notified to the Chairman by the scrutineers are deemed for all purposes to be Resolutions of the Meeting and shall be recorded in the minutes of the Meeting accordingly.

33    ENTITLEMENT TO VOTE AT GENERAL MEETINGS

33.1  (a)   Subject to any rights or restrictions for the time being attached to any Shares, votes may be given either personally or by proxy or by attorney under power or in the case of a corporation by its duly authorised representative.

      (b) No person is entitled to vote unless he or she is a Member and present in person or by proxy or attorney or is the duly authorised representative of a corporation which is a Member.

33.2 Subject to the rights or restrictions attached to any Shares, on a show of hands every Member present in person or by proxy or attorney or by duly authorised representative has one vote.

33.3 On a poll, every Member present in person or by proxy or attorney or by duly authorised representative has one vote for every fully paid Share and a fraction of a vote for every partly paid Share equivalent. The fraction must be equivalent to the proportion which the amount paid (not credited) is of the total amounts paid up and payable (excluding amounts credited). Amounts paid in advance of a call are ignored when calculating the proportion.

33.4 Notwithstanding anything express or implied in this Constitution a Member is not entitled to vote at any General Meeting in respect of any Shares held by the Member upon which calls remain unpaid.

33.5  (a)   If 2 or more persons are registered as joint holders of any Share, one only of such holders shall be entitled to vote at a Meeting either personally or by proxy, attorney or duly authorised representative in respect of such Share as if he or she were solely entitled to it.

      (b) If more than one of such joint holders is present at any Meeting personally or by proxy, attorney or duly authorised representative and seeks to vote, then that one of the holders present whose name stands first on the Register and no other shall be entitled to vote in respect of such Share.

      (c) Several executors or administrators of a deceased Member in whose name any Share stands shall for the purpose of this CLAUSE 33 be deemed joint holders of such Share.

33.6 Any person entitled under clause 11 to take a transfer of any Shares may vote at any Meeting in respect of those Shares in the same manner as if he or she were the registered holder of those Shares, provided that at least 48 hours before the time of the Meeting or adjourned Meeting as the case may be at which he or she proposes to vote, he or she must satisfy the Directors of his or her right to take a transfer of those Shares unless the Directors have admitted his or her right to vote at that Meeting.

34    DECISION ON QUESTIONS AT A GENERAL MEETING

34.1 Every Resolution submitted to a General Meeting shall be decided by a show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded in accordance with clause 35.1.At any General Meeting (unless a poll is demanded as referred to in clause 35.1) a declaration by the Chairman that a Resolution has been carried or carried by a particular majority or lost or not carried by a particular majority and an entry in the book of minutes of proceedings of the Company signed by the Chairman of that or the next succeeding Meeting is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such Resolution.

35    TAKING A POLL

35.1 A poll may be demanded on any Resolution. At a General Meeting, a poll may be demanded by:

      (a)   at least 5 Members entitled to vote on the Resolution; or

      (b) Members with at least 5% of the votes that may be cast on the Resolution on a poll; or

      (c)   the Chairman of the General Meeting.

35.2 If a poll is demanded it will be taken in such manner and either by ballot or otherwise and at such time and at such place as the Chairman of the Meeting directs and either at once or after an interval or adjournment or otherwise and the result of the poll is the Resolution of the Meeting at which the poll was demanded.

35.3 If a poll is held after an adjournment, the Chairman of the Meeting may direct that the time allowed for the lodgement of proxies and powers of attorney be extended until such time as he or she directs for the purpose of allowing votes to be cast on the poll.

35.4 No poll may be demanded on the election of a Chairman of a Meeting and a poll demanded on any question of adjournment shall be taken at the Meeting and without an adjournment.

35.5 The demand for a poll does not prevent the continuance of a Meeting for the transaction of any business other than the question on which a poll has been demanded.

35.6  The demand for a poll may be withdrawn.

36    CASTING VOTE OF CHAIRMAN

      In the case of an equality of votes the Chairman of the Meeting may on a show of hands and on a poll have a casting vote in addition to his deliberative vote (if any).

37    VALIDITY OF VOTES

37.1 An objection to the validity of any vote may only be made at a Meeting or adjourned Meeting or poll at which that vote is tendered and every vote not disallowed at any such Meeting or poll is valid for all purposes.

37.2 The Chairman of any Meeting is the sole judge of the validity of every vote tendered and the Chairman's determination is final and conclusive.

38    VOTES BY PROXY

38.1  (a)   Any Member may appoint not more than 2 proxies to vote on his or her behalf.

      (b)   A proxy need not be a Member of the Company.

      (c) Where a Member appoints 2 proxies, the appointment may specify the proportion or number of the Member's votes that each proxy may exercise. If the appointment does not specify the proportion or number of the Member's votes that each proxy may exercise, each proxy may exercise half of the Member's votes.

38.2 A proxy appointed to attend and vote for a Member has the same rights as the Member:

      (a)   to speak at the Meeting; and

      (b)   to vote (but only to the extent allowed by the appointment); and

      (c)   join in a demand for a poll.

38.3 A vote given or act done in accordance with the terms of an instrument of proxy or power of attorney is valid notwithstanding the previous death of the principal or revocation of the proxy or power of attorney or transfer of the Share in respect of which the vote is given or act done, unless a duly authenticated notice in writing of the death, revocation or transfer has been received at the Office before the vote is given or act done.

38.4 A proxy may be revoked at any time by notice in writing to the Company. The Company must record in the minutes of a Meeting the information required by the Corporations Law in relation to proxies and votes cast.

38.5 If the Company is required to notify the ASX of a Resolution passed by Members at a Meeting of the Company, the Company must at the same time give the ASX the information specified in CLAUSE 38.4 if required by the Corporations Law.

39    INSTRUMENT APPOINTING A PROXY

39.1  In a notice of meeting for a General Meeting, the Company:

      (a)   must specify a place and a fax number; and

      (b)   may specify an electronic or e-mail address,

      for the purposes of receipt of proxy appointments.

39.2 The instrument appointing a proxy (and the power of attorney (if any) under which it is signed or satisfactory proof to the Directors of that power) must be received by the Company not less than 48 hours before the Meeting, or adjourned Meeting as the case may be, at which the person named in such instrument proposes to vote.

39.3 An instrument appointing a proxy is received when it is received at any of the following:

      (a)   the Office;

      (b)   a fax number at the Office; or

      (c) a place, fax number or electronic or e-mail address specified for the purpose in the notice of meeting.

39.4 An instrument appointing a proxy shall be in writing signed by the appointor or his or her attorney duly authorised in writing or if that appointor is a corporation under its common seal or signed by its attorney or officer duly authorised. The instrument appointing a proxy is deemed to confer authority to vote on a show of hands, to demand or join in demanding a poll and to vote on an adjournment of a Meeting.

39.5 A proxy may only be for a single Meeting (and any postponement or adjournment of that Meeting) and each proxy must specify the day upon which the Meeting at which it is intended to be used is to be held and be available only at that Meeting.

39.6 An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular Resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote on the Resolution except as specified in the instrument.

39.7 Every instrument of proxy must be in the form determined by the Directors from time to time and may make provision for the Chairman of the Meeting to act as proxy in the absence of any other appointment or if any nominated person fails to attend.

40    NUMBER OF DIRECTORS

40.1  The number of Directors shall be not less than 3 nor more than 8.

40.2 The Company in General Meeting may increase or reduce the number of persons who may be appointed Directors but the minimum shall not be reduced below 3.

40.3 If at any time the number of Directors falls below 3, the continuing or surviving Directors may act in cases of emergencies or for the purpose of increasing the number of Directors to that minimum number or of calling a General Meeting of the Company but for no other purpose.

40.4 If at any time there is no Director of the Company or no Director capable of performing the functions of a Director, the Secretary or any Member may convene a General Meeting for the purpose of electing a Board of Directors. Any Directors so elected will hold office until the next Annual General Meeting.

41    DIRECTORS' SHARE QUALIFICATION

      Unless otherwise determined by the Company in General Meeting, there shall be no shareholding qualification for Directors.

42    CASUAL VACANCIES OF DIRECTORS

42.1 The Directors may at any time appoint any person as a Director either to fill a casual vacancy or as an additional Director, provided that the total number of Directors does not exceed the maximum number specified in clause 40.1.

42.2 Any Director appointed under clause 42.1 holds office only until the conclusion of the next Annual General Meeting of the Company and is eligible for re-election at that meeting. Such Director shall not be taken into account in determination of the number of Directors who are to retire by rotation at such Meeting and shall not be regarded as a Director retiring by rotation at such Meeting.

43    DIRECTORS' RETIREMENT BY ROTATION AND FILLING OF VACATED OFFICES

43.1 At every Annual General Meeting, one-third of the Directors (subject to clause 43.2) or if their number is not a whole multiple of 3 then the number nearest to but not exceeding one-third shall retire from office, provided that no Director (except a Managing Director) may retain office for more than 3 years or until the third Annual General Meeting following his or her appointment, whichever is the longer, without submitting himself or herself for re-election. A retiring Director shall act as a Director throughout the meeting at which he or she retires. An election of directors shall take place each year.

43.2 Each year the Director or Directors to retire is the one-third or other nearest number who have been longest in office since their last election. As between 2 or more who have been in office an equal length of time the Director or Directors to retire shall in default of agreement between them be determined by lot. A retiring Director is eligible for re-election.

43.3 The Company at any Annual General Meeting at which any Director retires may fill the vacated office by re-electing the Director or electing some other person to fill the vacancy.

43.4 No person except a Director retiring by rotation, a Director appointed by virtue of clause 42 or a person recommended by the Directors for election, is eligible for election to the office of Director at any General Meeting unless he or she or a Member intending to propose him or her has at least 30 Business Days before the meeting, left at the Office a notice in writing duly signed by the nominee giving his or her consent to nomination and signifying his or her candidature for the office or the intention of such Member to propose him or her. The Company shall accept any such notice of nomination for election to the office of director up to and including the 30th Business Day prior to the date of the meeting. Notice of each and every candidature shall be forwarded to all Members at least 14 days prior to the Meeting at which an election is to take place.

43.5 Any Director may retire from office by giving notice in writing to the Company of his or her intention to do so and that resignation takes effect upon the expiration of the notice or its earlier acceptance.

43.6 No Auditor or partner or employee or employer of an Auditor shall be capable of being appointed a Director.

44    REMOVAL OF DIRECTORS

      Subject to the Corporations Law, the Company may by Resolution passed at any General Meeting remove any Director before the expiration of his or her period of office and appoint another person in his or her place. That person holds office during such time only as the Director in whose place he or she is appointed would have held office.

45    VACATION OF OFFICE OF DIRECTORS

45.1 In addition to the circumstances in which the office of Director becomes vacant by virtue of the Corporations Law, the office of Director becomes vacant if the Director:

      (a) becomes an insolvent under administration or suspends payment or compounds with or assigns his estate for the benefit of his creditors;

      (b) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

      (c)   is removed from office pursuant to this Constitution;

      (d) absents himself or herself from the Meetings of Directors for a continuous period of 6 months without special leave of absence from the Directors (unless represented by an Alternate Director) and the Directors consequently declare his seat to be vacant;

      (e) fails to pay any call due on any Shares held by him or her for one month or such further time as the Directors may allow after the time when the call was made;

      (f) resigns from office by notice in writing to the Company left at the Office (and such resignation is accepted or is not withdrawn within one month);

      (g)   refuses to act;

      (h) is directly or indirectly interested in any contract with the Company and fails to declare the nature of his interest in the manner required by the Corporations Law;

      (i)   is convicted of any felony; or

      (j) ceases to be, or becomes prohibited from being, a Director by virtue of the Corporations Law or any order made under the Corporations Law.

45.2 No proceedings of the Board will be invalidated because a Director taking part or concurring in the Meeting has been disqualified unless an entry has been made in the minutes of the Board of the Director's office having been vacated.

45.3 Any Director whose office becomes vacant is eligible for immediate re-election provided that the disqualifying conditions may be dispensed with, altered, varied or modified by a Special Resolution.

ALTERNATE DIRECTORS

46.1 Each Director has power to appoint any person, other than an Auditor or a partner, employer or employee of an Auditor, approved for that purpose by a majority of the other Directors to act as an Alternate Director in his or her place.

46.2 The appointment of an Alternate Director constitutes the appointed person as an Alternate Director for each Director appointing him or her and he or she shall be as competent to exercise the directorial functions of each appointing Director (in addition to his own functions if he is himself a Director) as if each such Director had appointed different persons to act as their Alternate Directors. The presence of an Alternate Director at any Meeting shall for all purposes be counted as the presence of each of the appointing Directors (in addition to his or her own presence if himself or herself a Director).

46.3 Notice of meetings of the Board convened while an Alternate Director is in office shall be deemed due notice to both the Alternate Director and the appointing Director if given to either of them.

46.4  An Alternate Director:

      (a) is entitled (so far as is consistent with the duration and nature of his or her appointment and subject to contrary provisions of this Constitution) to attend and vote at any Meeting of the Board in the place of the appointing Director if that appointing Director is not present at the Meeting;

      (b) may exercise all the powers (except the power to appoint an Alternate) of the appointing Director insofar as that appointing Director has not exercised them;

      (c) will perform, observe and discharge all the directorial functions of the appointing Director insofar as that appointing Director has not performed them;

      (d) is not entitled to receive any remuneration from the Company as a Director but the appointing Director is entitled to such remuneration as he or she would have received if he or she had personally performed the functions performed by the Alternate Director;

      (e) is while acting as an Alternate Director, responsible to the Company for his own acts and defaults and will not be deemed to be the agent of the appointing Director;

      (f) may be removed or suspended from office by notice to the Company in writing signed by the appointing Director;

      (g) will ipso facto vacate office if he or she is disqualified under this Constitution or if the appointing Director dies or otherwise vacates office;

      (h) may at any time be suspended or removed as an Alternate Director by Resolution of the Directors provided the Directors give the appointing Director reasonable notice of their intention so to do; and

      (i) is not entitled to act as Chairman of the Board or of a committee in place of the appointing Director, but may be chosen as the chairman of a Meeting of the Board or of a committee or of a General Meeting of the Company pursuant to this Constitution.

46.5 A Director or any other person may act as Alternate Director to represent more than 1 Director.

46.6  (a)   A reference in this CLAUSE 46 to "appointing Director" means a
            Director who appoints an Alternate Director; and

      (b) where the subject or context does not otherwise require, the word "Director" where appearing in this Constitution shall be deemed to include an Alternate Director.

47    MANAGING DIRECTOR

47.1  The Board may from time to time:

      (a) appoint one of their number to the office of Managing Director of the Company for such period, but not for life, and on such terms as they think fit;

      (b) subject to the terms of any agreement in a particular case, suspend, remove or dismiss a Managing Director from office and appoint another in his place; or

      (c) appoint a temporary substitute in a Managing Director's absence or inability to act.

47.2 No Managing Director, while under suspension from office, shall be entitled to attend any meeting of the Board or to vote at any such meeting.

47.3 A Managing Director may be known by that title or by any other title determined by the Board.

47.4 A Managing Director shall not, while continuing to hold that office, be subject to retirement by rotation, or be taken into account in determining the rotation or retirement of Directors but shall be subject to the same provisions as to resignation and removal as the other Directors. If a Managing Director ceases from any cause to hold the office of Director his or her appointment as Managing Director shall automatically terminate.

47.5 Subject to CLAUSE 47.6 and the terms of any agreement entered into in a particular case, the Managing Director or an Executive Director shall receive such remuneration as the Board determines.

47.6 The Managing Director and any other Executive Director shall not be entitled to be remunerated by commission on or percentage of operating revenue of the Company.

48    REMUNERATION OF DIRECTORS

48.1 Subject to the Listing Rules and CLAUSE 48.2, the Directors shall be paid for their services as Directors such remuneration (not exceeding a maximum sum that is from time to time approved by the Company by resolution passed in General Meeting) as the Directors determine. The notice convening a General Meeting at which it is proposed to seek approval to increase that maximum sum shall be in accordance with the requirements of the Listing Rules and shall specify the proposed new maximum sum and the amount of the proposed increase.

48.2 Any Director who is remunerated as an Executive Director shall not be remunerated under CLAUSE 48.1.

48.3  The remuneration fixed under CLAUSE 48.1:

      (a) shall be divided among the Directors in the proportions as they may agree or, if they cannot agree, equally among them;

      (b) is exclusive of any benefits which the Company provides to Directors in satisfaction of legislative schemes including, without limitation, benefits provided under superannuation guarantee or training guarantee or similar schemes; and

      (c) is exclusive of any indemnity paid by the Company under this Constitution and any premium paid by the Company in respect of a contract insuring a Director against liability incurred as an officer of the Company.

48.4 The Directors shall also be entitled to be paid or reimbursed for all travelling and other expenses properly incurred by them in attending and returning from any meeting of the Directors, committee of the Directors, General Meetings of the Company or otherwise in connection with the business or affairs of the Company.

48.5 If any Director, with the approval of the Directors, performs extra services or makes any special exertions for the benefit of the Company, the Directors may approve the payment to that Director of special and additional remuneration as the Directors think fit having regard to the value to the Company of the extra services or special exertions. Any special or additional remuneration shall not include a commission on or a percentage of profits or operating revenue.

48.6 Remuneration payable by the Company and any entity under its control to Directors shall be by a fixed sum, and not by a commission on, or percentage of, the profits or operating revenue of the Company.

49    DIRECTORS' REMUNERATION ON RETIREMENT OR DEATH

49.1 When or at any time after a Director retires or otherwise ceases to hold office as a Director, the Directors may pay to the former Director, or in the case of the death of the Director to the legal personal representatives or dependants of that Director or any of them a gratuity, pension, or allowance or lump sum payment in respect of past services of that Director, including any superannuation, retiring allowance, superannuation gratuity or similar payment, of an amount not exceeding the amount permitted by the Corporations Law and the Listing Rules. The Company may contract with any Director other than an Executive Director to secure payment of any such sum to that Director, to the legal personal representatives or dependants of that Director or any of them.

49.2 A determination made by the Directors in good faith that a person is or was at the time of the death of a Director a dependant of that Director is conclusive for all purposes of clause 49.1.

50    REGULATION OF PROCEEDINGS OF DIRECTORS

      The Directors may meet together for the despatch of business and adjourn and otherwise regulate their Meetings as they see fit.

51    QUORUM OF DIRECTORS

      A quorum of Directors is 2 (or such other number as determined by the Directors from time to time).

52    CONVENING AND NOTICE OF MEETINGS

52.1 A Director may at any time, and the Secretary upon the request of a Director, shall convene a Meeting of the Directors.

52.2 Notice of a Directors' Meeting may be given by pre-paid post, telephone, facsimile or other similar means of communication to each Director and Alternate Director at his or her notified place of residence. Non-receipt of any notice of a Meeting of Directors by a Director does not affect the validity of the convening of the Meeting.

53    MEETINGS OF DIRECTORS BY INSTANTANEOUS COMMUNICATION DEVICE

53.1 For the purposes of this Constitution, the contemporaneous linking together by Instantaneous Communication Device of a number of consenting Directors not less than the quorum, whether or not any one or more of the Directors is out of Australia, is deemed to constitute a meeting of the Directors and all the provisions of this Constitution as to the Meetings of the Directors shall apply to such Meetings held by Instantaneous Communication Device subject to the following conditions:

      (a) all the Directors for the time being entitled to receive notice of the Meeting of Directors (including any alternate for any Director) are entitled to notice of a Meeting by Instantaneous Communication Device and to be linked by Instantaneous Communication Device for the purposes of that Meeting. Notice of the Meeting may be given on the Instantaneous Communication Device or in any other manner permitted by this Constitution;

      (b) at the commencement of the Meeting each of the Directors taking part in the Meeting by Instantaneous Communication Device must be able to hear each of the other Directors taking part; and

      (c) at the commencement of the Meeting each Director must acknowledge his or her presence for the purpose of a Meeting of the Directors of the Company to all the other Directors taking part.

53.2 A Director shall not leave the Meeting by disconnecting his Instantaneous Communication Device unless he has previously obtained the express consent of the Chairman of the Meeting. A Director is conclusively presumed to have been present and to have formed part of the quorum at all times during the Meeting by Instantaneous Communication Device unless that Director has previously obtained the express consent of the Chairman of the Meeting to leave the Meeting.

53.3 A minute of the proceedings of a Meeting by Instantaneous Communication Device is sufficient evidence of those proceedings and of the observance of all necessary formalities if certified as a correct minute by the Chairman of the Meeting and by another Director or the Secretary.

54    WRITTEN RESOLUTIONS OF DIRECTORS

54.1 Subject to the Corporations Law, a Resolution in writing signed by all the Directors for the time being present in Australia is as valid and effectual as if it had been passed at a Meeting of the Directors duly convened and held.

54.2  For the purposes of CLAUSE 54.1:

      (a) any such Resolution may consist of several documents in like form each signed by 1 or more Directors;

      (b) the Resolution must be entered in the minutes of the Directors' Meetings as soon as practicable;

      (c) an electronically transmitted facsimile copy of a document received by the Company and apparently signed by a Director is deemed to be a document signed by that Director; and

      (d) a reference to "all the Directors" does not include a reference to an Alternate Director whose appointor has signed the document or a Director who is not competent to vote on the Resolution.

55    VOTING AT DIRECTORS' MEETING

55.1  (a)   Questions and Resolutions arising at any Meeting of the Directors shall be decided by a majority of votes and each Director has 1 vote.

      (b) A person who is an Alternate Director is entitled (in addition to his or her own vote if he or she is a Director) to 1 vote on behalf of each Director whom the Alternate Director represents as an Alternate Director at the Meeting and who is not personally present.

      (c) If there is an equality of votes on any question or Resolution, the Chairman, if entitled to vote on the question or Resolution, may exercise a casting vote in addition to any other vote the Chairman may have, except where 2 Directors constitute a quorum and there are only 2 Directors present at the Meeting or only 2 Directors are eligible to vote on that question or Resolution.

55.2 While a Director has failed to pay a call on Shares held by that Director, that Director is not entitled to:

      (a) be present in person or by an Alternate Director at a meeting of Directors;

      (b)   vote at a Meeting of Directors; or

      (c)   be counted in a quorum.

56    ASSOCIATE DIRECTOR

56.1 The Directors may from time to time appoint any person to be an Associate Director and may from time to time cancel such appointment.

56.2 The Directors may fix, determine and vary the powers, duties and remuneration of any person appointed as an Associate Director but an Associate Director:

      (a)   shall not be required to hold any Shares to qualify for appointment;

      (b) is not entitled to attend or vote at any Meeting of Directors except by invitation or with the consent of the Directors.

57    POWERS OF MEETING OF DIRECTORS

      A Meeting of the Directors at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions for the time being vested in or to be exercised by the Directors generally or by or under this Constitution.

58    CHAIRMAN OF DIRECTORS

58.1 The Board may elect one of their number to be the Chairman and determine the period for which he is to hold office.

58.2 If no Chairman is elected or if at any Meeting the Chairman is not present within fifteen minutes of the time appointed for holding the Meeting the Directors present may choose one of their number to be Chairman of that Meeting.

58.3 The Directors may from time to time appoint a deputy Chairman who may exercise all the power and authorities of the Chairman at any Meeting of the Directors from which the Chairman is absent.

59    VALIDATION OF ACTS OF DIRECTORS WHERE DEFECT IN APPOINTMENT

      (a) All acts of the Directors, a committee of the Directors, any person acting as a Director or any person purporting to act as an attorney under power of the Company are valid, notwithstanding that it is afterwards discovered that there was some defect in the appointment, election or qualification of them or any of them.

      (b) Where a person whose office as director is vacated purports to do an act as director, that act is valid in relation to a person dealing with the Company in good faith, for value and without actual knowledge of the fact that the person is no longer a Director.

60    DIRECTORS' CONTRACTS WITH THE COMPANY

60.1  A Director is not disqualified by that office from:

      (a) holding any other office or place of profit in the Company (except that of auditor) or in any body corporate in which the Company is a member or otherwise interested;

      (b) entering into a contract or arrangement with the Company (or other body corporate as referred to in CLAUSE 60.1(a)) as vendor, purchaser, underwriter or otherwise; or

      (c) retaining for the Director's own benefit any profit arising from any office or place of profit (as referred to in CLAUSE 60.1(a)) or realised by any contract or arrangement (as referred to in CLAUSE 60.1(b)).

60.2 In respect of any contract or arrangement in which a Director is interested as referred to in CLAUSE 60.1(b) or in respect of any other contract or arrangement in which that Director has a direct or indirect material interest:

      (a) the contract or arrangement may not be avoided by reason only of the interest of the Director;

      (b) (unless the interest that the Director has is an interest as a Member and in common with the other Members or the Director is entitled to vote or be present under section 232A or section 232B of the Corporations Law) the Director shall not vote at a Directors' Meeting in respect of the contract or arrangement and must not be present at a Directors' Meeting whilst the matter is being considered; and

      (c) the nature of the Director's interest must be disclosed by the Director before or at the relevant Meeting of Directors at which the contract or arrangement is to be considered, subject to CLAUSE 60.3.

60.3 A general notice given to the Directors by any Director to the effect that the Director is an officer or a member of or interested in any specified firm or corporation and is to be regarded as interested in all transactions with such firm or corporation is sufficient disclosure as required by the Corporations Law as regards that Director and those transactions. After such general notice it is not necessary for that Director to give any special notice relating to any particular transaction with that firm or corporation.

60.4 A Director may be a director or other officer of, or otherwise interested in, any corporation promoted by the Company or in which the Company is interested as shareholder or otherwise, or which holds any Shares in the Company, and the following provisions apply:

      (a) no such Director is accountable to the Company for any remuneration or other benefits received by that Director as a director or officer, or from that Director's interest in, such corporation;

      (b) the Directors may exercise the voting power conferred by the shares or other interest in any such other corporation held or owned by the Company, or exercisable by them as directors of such other corporation as they think fit (including voting in favour of any Resolution appointing themselves or any of them directors or other officers of such corporation); and

      (c) any Director may vote in favour of the exercise of voting rights as referred to in this CLAUSE 60.4 notwithstanding that such Directors may be, or be about to be, appointed a director or other officer of that corporation and as such is or may become interested in the exercise of such voting rights in the manner referred to in CLAUSE 60.1.

60.5 A Director must (in accordance with the Listing Rules) forthwith advise the Company Announcements Office of the ASX of any interest the Director may have in any material contract to which the Company is a party or in which the Company also has an interest.

61    GENERAL POWERS OF DIRECTORS

61.1 The management and control of the business and affairs of the Company shall be vested in the Board, which may exercise all such powers of the Company as are not by the Corporations Law or by this Constitution required to be exercised by the Company in General Meeting, but subject nevertheless to the provisions of the Corporations Law and this Constitution and to any resolution from time to time passed by the Company in General Meeting, provided that:

      (a) no Resolution of the Company shall invalidate any prior act of the Board which would have been valid if such Resolution had not been passed;

      (b) any sale of the Company's main undertaking and any payment or remuneration to any Director for services in connection with such sale shall only be made subject to the approval or ratification of the Company in General Meeting; and

      (c) in the event that payment is proposed in accordance with CLAUSE 61.1(b), the notice calling the General Meeting at which the making of such payment is to be proposed shall give particulars including the amount to be paid.

61.2 Subject to the Corporations Law, the Board may exercise the voting power conferred by the shares in any corporation owned by the Company in such manner in all respects as they think fit including voting in favour of any resolution appointing the directors of such other corporation, or any of them, and as such may be or may become interested in the exercise of such voting rights.

62    BORROWING POWERS OF DIRECTORS

62.1 The Board may from time to time at its discretion raise or borrow any sum or sums of money for the purposes of the Company, with or without security.

62.2 The Board may raise or secure the repayment of such moneys or any debts, liabilities, contracts or obligations undertaken or incurred by the Company in such a manner and upon such terms and conditions as it thinks fit, and in particular by the issue of unsecured notes or by the issue or re-issue of debentures or debenture stock charged upon all or any part of the property of the Company both present and future including its uncalled Shares for the time being. Every debenture or security created by the Company may be so framed that they shall be assignable free from any equities between the Company and the original or any intermediate holders.

62.3 The Board may for the purposes of securing the payment of any debentures, bonds or other securities or the payment with interest of any moneys borrowed or payable under any contract or otherwise, make and carry into effect any arrangement which it may deem expedient by assigning or conveying any property of the Company including uncalled Shares to trustees.

62.4 Any bonds, debentures or other securities may be issued at a discount or premium or otherwise and with or without rights or obligations.

62.5 The Board shall cause to be kept at the Office a register of mortgages and charges, in which are to be entered all mortgages and charges specifically affecting property of the Company and all floating charges on the undertaking or any property of the Company giving in each case a short description of the property mortgaged or charged, the amount of the mortgage or charge and, except in the case of securities to bearer, the names of the mortgages or persons entitled to the mortgage or charge.

62.6 If the Board or any Director or any officer of the Company shall become personally liable for the payment of any sum primarily due from the Company, the Board may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the persons or person liable from any loss in respect of such liability.

63    DELEGATION OF DIRECTORS' POWERS

63.1 The Directors may by power of attorney appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for such period and on such terms and conditions as the Directors think fit.

63.2  A power of attorney may:

      (a) contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors determine; and

      (b) authorise the attorney to delegate all or any of the powers authorities and discretions vested in the attorney.

63.3 The Directors may confer upon any Director or any other person selected by the Directors any powers exercisable under this Constitution by the Directors as they determine in such manner and upon such terms and conditions and with such restrictions as the Directors determine.

63.4  For the purposes of CLAUSE 63.3, the Directors may confer such powers:

      (a)   with any restrictions;

      (b) collaterally with or in substitution for the relevant powers of the Directors, and may revoke, withdraw, alter or vary all or any of such powers.

64    DELEGATION OF POWERS TO COMMITTEES

64.1 The Board may by Resolution or by power of attorney or writing under Seal, delegate any of its powers to committees consisting of such Directors or Members or persons as the Directors determine to act either in Australia or elsewhere. Any committee formed or person or persons appointed under this clause 64 shall, in the exercise of the delegated power, conform to any regulations that may be imposed by the Directors.

64.2 The meetings and proceedings of any committee are governed by the provisions in this Constitution regulating the meetings and proceedings of the Directors, as applicable.

65    VALIDATION OF IRREGULAR ACTS

      Notwithstanding anything contained in this Constitution if any formality required by this Constitution (other than a matter required to be done to comply with the Listing Rules) has been inadvertently omitted or has not been carried out, such omission does not invalidate any otherwise valid Resolution, act, matter or thing unless it is proved to the satisfaction of the Directors or a majority of them that such omission has directly prejudiced any Member financially. The decision of the Directors is conclusive, final and binding on all Members.

66    SECRETARY

66.1 The Directors shall appoint at least one Secretary of the Company in accordance with the Corporations Law, on such terms and conditions, as to remuneration or otherwise as the Directors determine.

66.2 The Directors may, at any time, appoint a person as an acting Secretary or as a temporary substitute for the Secretary. That person shall, for the purpose of this Constitution, be deemed to be the Secretary.

66.3  A Secretary's appointment may be terminated at any time by the Directors.

66.4 Anything required or authorised to be done by or in relation to the Secretary, may, if the office is vacant or for any other reason the Secretary is not capable of acting, be done by or in relation to any assistant or deputy Secretary or, if there is no assistant or deputy Secretary capable of acting, by or in relation to any officer of the Company authorised generally or specially by the Directors to do such act.

66.5 If anything is required to be done by a Director and the Secretary as such the same person must not act both as a Director and as, or in place of, the Secretary.

67    MINUTES

67.1 The Directors shall cause minutes to be duly entered in books provided for the purpose of recording:

      (a)   all appointments of Directors, managers and Secretaries;

      (b) the names of the Directors present at each Meeting of the Directors and committees;

      (c) all orders, Resolutions and proceedings of General Meetings and of Meetings of the Directors and committees; and

      (d) such matters as are required by the Corporations Law to be contained in those books.

67.2 Any minutes apparently signed by the Chairman of the relevant Meeting or the Chairman of the next succeeding Meeting will be without any further proof sufficient evidence that the matters and things contained in such minutes actually took place as recorded at a Meeting duly convened and held.

67.3 The Company shall ensure that the minutes books for the Meetings of Members are open for inspection by Members free of charge.

67.4 A Member of the Company may ask the Company in writing for a copy of any Minutes of a General Meeting or an extract of the Minutes or any Minutes of a Resolution passed by Members without a Meeting.

67.5 Where the Company requires payment for a copy of the Minutes of a Meeting, the Company shall send the copy within 14 days after the Company receives payment.

68    AFFIXATION OF COMMON SEAL

68.1  The Company shall have a Seal unless the Directors otherwise determine.

68.2  (a)   If the Company maintains a Seal, the Directors shall provide for the safe custody of the Seal.

      (b) A Seal must never be used except by the prior authority of the Directors or of a committee of the Directors authorised by the Board to authorise the use of the Seal.

      (c) Every instrument to which a Seal is affixed shall be signed by a Director and be countersigned by the Secretary or another Director or another person appointed by the Board to countersign that instrument or a class of instrument in which that instrument is included.

68.3 The signature of any Director, Secretary and the Seal may be affixed by mechanical means to certificates which have first been approved for sealing by the Transfer Auditor or other person appointed for that purpose by the Company and bear evidence of such approval.

69    DIVIDENDS

69.1 The Company in General Meeting may determine to pay a dividend if and only if the Board has recommended a dividend and the dividend so determined shall not exceed the amount recommended by the Board.

69.2 The Board may from time to time determine a Dividend to be paid to the Members.

70    ENTITLEMENT TO DIVIDENDS

70.1 Subject to CLAUSE 70.2, a Dividend shall, subject to the rights of or any restrictions on the holders of Shares created or raised under any special arrangement as to Dividend, be payable on all Shares in proportion to the amount paid or credited as paid in respect of such Shares and may be declared at a rate per annum in respect of a specified period.

For the purposes of CLAUSE 70.1, no amount paid on a Share in advance of calls or the due date for the payment of any instalment shall be treated as paid on that Share.

70.2 The Board or the Company in General Meeting may determine one Dividend on all Shares or may determine at any one meeting of the Board or General Meeting two or more Dividends. Where more than one Dividend is determined, each Dividend may be determined on any Shares to the exclusion of any other Shares, however the amount payable out of the total of the amount of all Dividends determined at the meeting on all Shares is to be in accordance with the proportion stated in CLAUSE 70.1.

70.3 The Company does not incur a debt to Members merely by fixing the amount or time for payment of a Dividend. The debt only arises when the time fixed for payment arrives, and the decision may be revoked by the Directors at any time before then.

70.4 For Dividend purposes, a transfer of Shares registered after the record date for determining those entitled to receive a Dividend but before a Dividend is payable shall not pass any right to a Dividend fixed for payment on such Shares before the record date.

70.5 The Board may retain the Dividends payable upon Shares in respect of which any person is entitled to transfer under CLAUSE 17 until such person shall become registered as a Member in respect of such Shares or has transferred such Shares.

70.6 The Board may retain the Dividends on which the Company has a charge and may apply the same in or towards satisfaction of the calls, instalments or sums owing in respect of which the charge exists.

71    INTERIM DIVIDEND

      The Board may from time to time pay to the Members on account of the next Dividend such interim Dividends as in its judgment the position of the Company justifies.

72    DISTRIBUTION IN KIND

72.1 When determining a Dividend or paying an interim Dividend, the Board or Company in General Meeting by Resolution may direct payment of such Dividend wholly or in part by the distribution of specific assets or documents of title and in particular of paid-up Shares, debentures or debenture stock of the Company or in any one or more of such ways.

72.2 Where any difficulty arises in regard to the distribution, the Board may settle the difficulty as it thinks expedient and in particular may fix the value for distribution of such specific assets or any part of such assets and may determine that cash payments shall be made to any Member upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees upon such trusts for the person entitled to the Dividend as may seem expedient to the Board.

73    PAYMENT OF DIVIDEND

73.1 Any Dividend may be paid by cheque. Payments of a Dividend may be made by sending the cheque to a Member through the post to the address of that Member as listed in the Register, or in respect of joint Members to that one whose name stands first in the Register in respect of the joint holding.

73.2 Payment of any Dividend may also be made in such other manner and by such other means as may be requested or directed by a Member and agreed by the Board. Every payment of any Dividend shall be at the risk of the person to whom it is sent.

73.3 All Dividends remaining unclaimed for 1 year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed or otherwise disposed of according to Corporations Law.

74    MEMBERS' OPTION TO RECEIVE SHARES RATHER THAN DIVIDEND

74.1 The Directors may grant to Members or any class of Members or to the holders of any convertible notes, debentures or unsecured notes of the Company the right to elect to receive bonus shares in lieu of Dividends or to re-invest all or part of the Dividends, interest or any other moneys (as the case may be) paid by the Company in respect of any such holdings in subscribing for Shares of the same class in the capital or in subscribing for convertible notes, debentures, unsecured notes or any other securities issued or to be issued by the Company, upon such terms and conditions as the Directors determine.

74.2 For any of the purposes set out in clause 74.1 the Directors may implement and maintain any scheme or plan for issue of bonus shares or reinvestment, on such terms and conditions as the Directors determine.

75    RESERVES

75.1 Before declaring any Dividend, the Directors may set aside out of the profits of the Company such sums as they determine as reserves and those reserves shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied.

75.2 Pending any application of reserved funds under clause 75.1, the funds may at the discretion of the Directors, either be employed in the business of the Company or invested in such investments (other than Shares in the Company) as the Directors may determine. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

76    CAPITALISATION OF PROFITS

76.1 The Board and the Company in General Meeting upon the recommendation of the Board may resolve that:

      (a) the whole or a portion of any sum forming part of the undivided profits of the Company standing to the credit of any reserve or other account or in the hands of the Company available for Dividend be capitalised; and

      (b) the amount so capitalised be appropriated to the Members in the respective proportions in which they would be entitled to receive the same if distributed by way of Dividend and be applied in or towards paying up the amount for the time being unpaid on any issued shares held by them or in paying up in part or in full Shares or debentures of the Company (of an aggregate nominal amount equal to the amount so capitalised) to be issued to them accordingly or partly in one way and partly in the other.

76.2 The Board shall make all necessary appropriations and applications of the amount to be capitalised and all necessary allotments and issues of fully or partly paid-up Shares or debentures. The Board may make such provision, by the issue of fractional certificates or by payment in cash or otherwise, as it thinks fit, in respect of Shares or debentures becoming distributable in fractions or for adjusting differences and settling any difficulty arising.

77    INSPECTION OF RECORDS

77.1 The Directors may determine whether and to what extent and at what times and places and under what conditions the accounting records and other documents and records of the Company or any of them are open to the inspection of the Members not being Directors and no Member other than a Director has any right of inspecting any account or book or document of the Company except as provided by law or authorised by the Directors or by the Company in General Meeting.

77.2 No Member is entitled to require or receive any information concerning the Company's business, trading or customers, or any trade secret or secret process of or used by the Company, beyond such information as to the accounts and business of the Company as is by this Constitution or by the Corporations Law directed to be laid before the Company in General Meeting. No Member is entitled to inspect any books, papers, correspondence, or documents of the Company, except as expressly authorised by the Corporations Law.

78    NOTICES

78.1 Subject to this Constitution a notice may be served by the Company upon any Member either personally or by sending it by post addressed to such Member at the address entered in the Register or the address supplied by that Member for the giving of notices or in any other way allowed under the Corporations Law.

78.2 It is not necessary to give notice of meetings to any person entitled to a Share by transmission unless that person has been duly registered as a Member of the Company.

78.3 A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder first named in the register of Members in respect of the Share.

78.4 Where a notice is sent by post, service of the notice is deemed to be effected by properly addressing, prepaying and posting a letter containing the notice and to have been effected on the day after the date of its posting. A certificate in writing signed by any manager, secretary or other officer of the Company that the letter containing the notice was so addressed, prepaid and posted shall be conclusive evidence of those facts. Notices and other documents for overseas Members must be sent by air mail, by facsimile, or in any other way that ensures it will be received quickly.

78.5 Every person who by operation of law, transfer or other means whatsoever becomes entitled to any Share is bound by every notice in respect of that Share which, prior to the entry of that person's name and address on the Register, was given to the person from whom title to the Share was derived and to every previous holder of the Share.

78.6 Subject to the Corporations Law where a specified number of days' notice or notice extending over any period is required to be given, the day of service is not included but the day upon which that notice will expire is included in the number of days or other period. The accidental omission to give any notice of a Meeting to any Member or the non-receipt by any Member of any notice does not invalidate the proceedings at any Meeting.

78.7 All summonses, notices, processes, orders and judgments in relation to any legal proceedings by the Company or its liquidators against any Member not in New South Wales may be served by registered post and the provisions of this clause 78 as to notices shall apply and such service is considered for all purposes to be personal service.

78.8 Every summons, notice, order or other document required to be served upon the Company or upon any officer of the Company may be served by leaving the same at the Office.

78.9 The signature to any notice to be given by the Company may be written or printed or stamped.

79    OFFICERS' INDEMNITY AND INSURANCE

79.1 Subject to s 241 of the Corporations Law, a person who is or has been an officer or auditor of the Company shall be indemnified out of the assets of the Company against a liability:

      (a) to another person (other than the Company or a related body corporate) unless the liability arises out of conduct involving a lack of good faith; and

      (b)   all costs and expenses incurred by the person:

            (i) in defending proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted; or

            (ii) in connection with an application, in relation to such proceedings, in which the Court grants relief to the person under the Corporations Law.

79.2 Except to the extent precluded by the Corporations Law and s 241A in particular, the Company may pay or agree to pay a premium in respect of a contract insuring a person who is or has been an officer or auditor of the Company against a liability:

            (a)   incurred by the person as such an officer or auditor; or

            (b) for costs and expenses incurred by the person in defending proceedings as such an officer or auditor, whether civil or criminal and whatever their outcome.

80    WINDING UP

80.1 Subject to CLAUSES 80.2 and 80.3, if the Company is wound up, the assets available for distribution among the Members shall be distributed, as nearly as may be, to the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively.

80.2 If the Company is wound up the liquidator may with the sanction of a Special Resolution of the Company:

            (a) divide amongst the Members in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may for that purpose set such value as the liquidator deems fair upon any property to be divided and may determine how the division shall be carried out as between the Members or different classes of Members; and

            (b) vest the whole or any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories as the liquidator determines and the Special Resolution confirms, but so that no Member is compelled to accept any Shares or other Securities on which there is any liability.

80.3 The Company in General Meeting shall not fix the remuneration to be paid to a liquidator pursuant to the Corporations Law unless at least 28 days' notice of the relevant General Meeting has been given to the Members and that notice specified the amount of the proposed remuneration of the liquidator.

81    ARBITRATION

      The Company may by writing agree to refer and may refer to arbitration any existing or future difference, question or other matter whatsoever in dispute between itself and any other Company or person and the parties to the arbitration may delegate to the person or persons to whom the reference is made power to settle any term or order anything to be done or determine any matter capable of being lawfully determined by the parties to the reference themselves or the Directors or other managing body of any company, party to the reference.

82    ACCOUNTS AND AUDIT

82.1 The Company must comply with the Corporations Law and the Listing Rules with respect to accounts.

82.2 Auditors will be appointed or elected and may be removed and their duties will be regulated in accordance with the Corporations Law.

83    OBLIGATION OF SECRECY

83.1 Every Director, Secretary, Auditor, trustee, member of a committee, agent, accountant or other officer of the Company shall:

      (a) observe secrecy with respect to all transactions of the Company and the state of the account of any person having dealings with the Company and all related matters; and

      (b) if required by the Board, prior to entering upon their duties or employment or at any time afterwards, sign and make a declaration that they will not reveal or make known any matters, affairs or concerns which may come to their knowledge to any person except:

            (i)   in the course and in the performance of their duty;

            (ii)  as required by Corporations Law; or

            (iii) when officially required to do so by the Board or by the
                  Auditor or by the General Meeting of the Company.

84    BRANCH REGISTERS

84.1 The Company may, in the exercise of the powers conferred by the Corporations Law, cause to be kept in any country, state or place outside the state or territory where the Register is located a branch register of members, and, subject to local law, the Board may from time to time:

      (a)   determine which members or class of members may be registered;

      (b) appoint an authority in any country, state or place in which a branch register is kept to keep a register and enter and remove particulars of shares transferred from or to the Register and approve of or reject transfers in any such branch register;

      (c) give to the authority the power to, in respect of transfers or other entries proposed to be registered in the branch register for which such authority is appointed, exercise all the powers of the Board in the same manner and to the same extent and effect as if the Board were actually present and exercised the same.

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